EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 The Board of Directors
 American Healthchoice, Inc.

      We hereby consent to the incorporation by reference of our report dated December 2, 2005, into the following registration statements filed by you on Form S-8: File No. 333-36475 dated September 29, 1997; File No. 333-35581 dated September 18, 1997; File No. 333-26061 dated April 30, 1997; File No. 333-26065 dated April 30, 1997; File No. 333-26043 dated April 30, 1997;
 File No. 333-26063 dated April 30, 1997 and File No.333-122958 dated February 23, 2005


 Lane Gorman Trubitt, L.L.P.
 Dallas, Texas
 January 13, 2006